Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements Nos. 333-259226 and 333-248239 on Form S-3 and the registration statements Nos. 333-249739 and 333-246385 on Form S-8 of our reports dated February 14, 2024, with respect to the consolidated financial statements and financial statement schedules III and IV of NETSTREIT Corp. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP
Chicago, Illinois
February 14, 2024